As filed with the Securities and Exchange Commission on May 24, 2006.
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-2756163 (I.R.S. Employer Identification No.)
777 West Rosedale Street, Suite 300
Fort Worth, Texas 76104
(817) 665-5000
(Address of Principal Executive Offices)
2006 Equity Plan
(Full Title of the Plan)
Glenn Darden
777 West Rosedale Street, Suite 300
Fort Worth, Texas 76104
(817) 665-5000
(Name and Address of Agent For Service)
Copies to:

John C. Cirone, Esq. Senior Vice President, General Counsel and Secretary Quicksilver Resources Inc. 777 West Rosedale Street, Suite 300 Forth Worth, Texas 76104 (817) 665-5000	Mark E. Betzen, Esq. Jones Day 2727 North Harwood Street Dallas, Texas 75201 (214) 220-3939
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount	Offering	Aggregate	Amount of
Securities to	to be	Price per	Offering	Registration
be Registered	Registered (1)	Share (2)	Price (2)	Fee
Common Stock, par value $0.01 per share, and associated rights (3)	7,000,000	$33.67	$235,655,000	$25,216

(1)	Represents the maximum number of shares of common stock of the registrant, $0.01 par value, issuable pursuant to our 2006 Equity Plan. Pursuant to Rule 416 of the General Rules and Regulations under the Securities Act of 1933, there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under our 2006 Equity Plan as a result of the antidilution provisions contained therein.

(2)	The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act of 1933, based upon the average of the reported high and low sale prices of shares of the common stock on the New York Stock Exchange on May 22, 2006.

(3)	Also being registered are rights to purchase shares of Series A Junior Participating Preferred Stock, which are attached to the shares of common stock being registered. These rights, if issued, will be issued for no additional consideration. Pursuant to Rule 457(g) of the General Rules and Regulations under the Securities Act of 1933, no additional registration fee is required in connection with the registration of the rights.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1. Plan Information.
     In accordance with Rule 428 of the General Rules and Regulations under the Securities Act of 1933 and the Note to Part I of Form S-8, the information required by this item has been omitted from this registration statement.
Item 2. Registrant Information and Employee Plan Annual Information.
     In accordance with Rule 428 of the General Rules and Regulations under the Securities Act of 1933 and the Note to Part I of Form S-8, the information required by this item has been omitted from this registration statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     This registration statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission by us:
(a) our Annual Report on Form 10-K (SEC File No. 001-14837) for the fiscal year ended December 31, 2005, filed on March 1, 2006, including any amendments thereto;
(b) our Quarterly Report on Form 10-Q (SEC File No. 001-14837) for the fiscal quarter ended March 31, 2006, filed on May 8, 2006, including any amendments thereto;
(c) our Current Reports on Form 8-K (SEC File No. 001-14837) filed on January 19, 2006, January 31, 2006, February 1, 2006, February 22, 2006, March 13, 2006, March 14, 2006, March 21, 2006 and April 5, 2006;
(d) the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A (SEC File No. 001-14837) filed on October 11, 2001, including any amendments thereto; and
(e) the description of our rights to purchase Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A (SEC File No. 001-14837) filed on March 14, 2003, including any amendments thereto.
     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
     We are incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Our amended and restated certificate of incorporation and bylaws provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. We have also entered into indemnification agreements with our directors and officers that provide them with indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
     Additionally, we have acquired directors and officers insurance which includes coverage for liability under the federal securities laws.
     Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation contains such a provision.
     The above discussion of our amended and restated certificate of incorporation, bylaws, indemnification agreements and Sections 102(b)(7) and 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such amended and restated certificate of incorporation, bylaws, indemnification agreements and statutes.
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of Quicksilver Resources Inc. (filed as Appendix B to our Definitive Proxy Statement filed April 7, 2006 and included herein by reference).
4.2	Bylaws of Quicksilver Resources Inc. (filed as Exhibit 4.2 to our Form S-4, File No. 333-66709, filed November 3, 1998 and included herein by reference).
4.3	Amendment to the Bylaws of Quicksilver Resources Inc., adopted on November 30, 1999 (filed as Exhibit 3.4 to our Form 10-K filed March 27, 2001 and included herein by reference).
4.4	Amendment to the Bylaws of Quicksilver Resources Inc., adopted on June 5, 2001 (filed as Exhibit 3.2 to our Form 10-Q filed August 14, 2001 and included herein by reference).
4.5	Amendment to the Bylaws of Quicksilver Resources Inc., adopted March 11, 2003 (filed as Exhibit 3.8 to our Form 10-K filed March 26, 2003 and included herein by reference).
4.6	Amended and Restated Rights Agreement, dated as of December 20, 2005, between Quicksilver Resources Inc. and Mellon Investor Services LLC, as Rights Agent (filed as Exhibit 4.1 to our Form 8-A/A filed December 21, 2005 and included herein by reference).
5.1	Opinion of John C. Cirone, Senior Vice President, General Counsel and Secretary of Quicksilver Resources Inc.
15.1	Awareness Letter of Deloitte & Touche LLP regarding unaudited interim financial information.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Schlumberger Data and Consulting Services.
23.3	Consent of LaRoche Petroleum Consultants, Ltd.
23.4	Consent of Netherland Sewell & Associates, Inc.
23.5	Consent of John C. Cirone (included in Exhibit 5.1).
24.1	Power of Attorney.
99.1	2006 Equity Plan (filed as Appendix C to our Definitive Proxy Statement filed April 7, 2006 and included herein by reference).
Item 9. Undertakings.
(1) The undersigned registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in a form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(2) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, County of Tarrant, State of Texas, on May 24, 2006.

QUICKSILVER RESOURCES INC.
By:	/s/ Philip Cook
Philip W. Cook
Senior Vice President -- Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Thomas F. Darden	Chairman of the Board and Director	May 24, 2006

* Glenn Darden	President, Chief Executive Officer and Director	May 24, 2006

/s/ Philip Cook Philip W. Cook	Senior Vice President — Chief Financial Officer	May 24, 2006

* D. Wayne Blair	Vice President, Controller and Chief Accounting Officer	May 24, 2006

* James A. Hughes	Director	May 24, 2006

* Steven M. Morris	Director	May 24, 2006

* Anne Darden Self	Director	May 24, 2006

* W. Yandell Rogers, III	Director	May 24, 2006

* Mark J. Warner	Director	May 24, 2006
*   The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the powers of attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.

By:	/s/ Philip Cook
Philip W. Cook Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of Quicksilver Resources Inc. (filed as Appendix B to our Definitive Proxy Statement filed April 7, 2006 and included herein by reference).
4.2	Bylaws of Quicksilver Resources Inc. (filed as Exhibit 4.2 to our Form S-4, File No. 333-66709, filed November 3, 1998 and included herein by reference).
4.3	Amendment to the Bylaws of Quicksilver Resources Inc., adopted on November 30, 1999 (filed as Exhibit 3.4 to our Form 10-K filed March 27, 2001 and included herein by reference).
4.4	Amendment to the Bylaws of Quicksilver Resources Inc., adopted on June 5, 2001 (filed as Exhibit 3.2 to our Form 10-Q filed August 14, 2001 and included herein by reference).
4.5	Amendment to the Bylaws of Quicksilver Resources Inc., adopted March 11, 2003 (filed as Exhibit 3.8 to our Form 10-K filed March 26, 2003 and included herein by reference).
4.6	Amended and Restated Rights Agreement, dated as of December 20, 2005, between Quicksilver Resources Inc. and Mellon Investor Services LLC, as Rights Agent (filed as Exhibit 4.1 to our Form 8-A/A filed December 21, 2005 and included herein by reference).
5.1	Opinion of John C. Cirone, Senior Vice President, General Counsel and Secretary of Quicksilver Resources Inc.
15.1	Awareness Letter of Deloitte & Touche LLP regarding unaudited interim financial information.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Schlumberger Data and Consulting Services.
23.3	Consent of LaRoche Petroleum Consultants, Ltd.
23.4	Consent of Netherland Sewell & Associates, Inc.
23.5	Consent of John C. Cirone (included in Exhibit 5.1).
24.1	Power of Attorney.
99.1	2006 Equity Plan (filed as Appendix C to our Definitive Proxy Statement filed April 7, 2006 and included herein by reference).